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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Outside Directors' Stock Plan, Marsh Supermarkets, Inc. 1998 Stock Incentive Plan, and Executive Stock Purchase Plan of Marsh Supermarkets, Inc. of Marsh Supermarkets, Inc. of our report dated May 15, 1998, with respect to the consolidated financial statements of Marsh Supermarkets, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 28, 1998, filed with the Securities and Exchange Commission.




                                         /s/ Ernst & Young LLP

September 25, 1998
Indianapolis, Indiana